EXHIBIT 10.1 SCi Licence Agreement


                                LICENCE AGREEMENT
                                -----------------

         THIS Licence AGREEMENT (the "Agreement") is entered into as of this [ ], 2004 (the "Effective Date"), by and between GIZMONDO EUROPE LTD. , its principal office located at:- Gizmondo Europe Ltd, 1 Meadow Gate Avenue, Farnborough Business, Farnborough, Hants, GU14 6FG ENGLAND ("Gizmondo") and SCi Games Limited of 14 Ivory House, Plantation Wharf, London, SW11 3TN ("SCi"), with reference to the following facts:

                                    RECITALS
                                    --------

         WHEREAS, SCi owns or controls the rights in and to certain interactive software products and other intellectual property related thereto, and

         WHEREAS, Gizmondo is engaged in the business of, among other things, publishing, developing, marketing, distributing and selling wireless interactive entertainment software products; and

         WHEREAS, Gizmondo desires to obtain certain rights in and to the SCi Materials (as defined below in Section 1 hereof) and SCi desires to grant Gizmondo such rights on the terms set forth in this Agreement.

         NOW, THEREFORE, the parties do hereby agree as follows:

1.       CERTAIN DEFINITIONS.

1.1 "Games" shall mean those English language entertainment video games that have been published or will be published by SCi for use on Microsoft's Xbox video game system ("Xbox") and Windows based Personal Computers set out in Clause 6.2 and described in the Game Exhibit(s) (defined below).

1.2 "Product" shall mean an application program created by Gizmondo in accordance with this agreement or adapted or modified by Gizmondo so as to enable the same to operate as a handheld version which is to be published by Gizmondo for operation on the Devices pursuant to the terms of this Agreement.

1.3 "Game Exhibit" shall mean an addendum to this Agreement that is (and shall be for future Games, as amended) attached hereto and incorporated herein for each Game licensed to Gizmondo for development of the corresponding Product pursuant to the terms of this Agreement and such Game Exhibit. The format of the Game Exhibit is attached to this Agreement as Exhibit A. SCi may change the format of the Game Exhibits at any time, but not so as to increase the scope of Gizmondo's obligations under this Agreement. The Game Exhibit includes, but is not limited to, intellectual property information, development schedule, and any additional requirements or limitations on development or publication of the applicable Product.

1.4 "Game Developer/Licensor" shall mean a third party developer or licensor that developed the Game on SCi's behalf or licensed the Game or its elements to SCi and who retains rights in the Game.

1.5 "Game Content" shall mean without limitation those copyrightable aspects of the particular Game that may be perceived by the user, including, without limitation, artwork; sound; graphic and/or music files; audio visual elements and displays; user interface, logos, trademarks, characters and names; dialog; story line; plot and data.

1.6      "SCi  Materials"   shall  mean   collectively   Games,   Game  Content,
         Documentation, and any other materials owned or licensed by SCi provided to Gizmondo under this Agreement.

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1.7      "Minimum  Product Skus" shall mean the WinCE.net  Gizmondo  versions of each Product.

1.8 "Territory" shall mean the entire world for all of the Products on the Devices.

1.9 "Distribution Channel(s)" shall mean the following means of distributing software designed to operate in the wireless environment: over the air provisioning via Wireless Networks; merchants, including carrier online or wireless mobile shops, storefronts or portals (whether operated by the carrier itself or on the carrier's behalf by a third party service provider) retailers; carrier retail locations; other retail locations where Devices are generally sold; OEM methods of distribution, including embedded or bundling transactions (subject to clause 2.4); and through the use or sale of SD, MMC cards, memory stick or other similar physical media that enable the delivery of such wireless products to the Devices.

1.10 "Distribution Partner" shall mean any third party, not including Gizmondo Affiliates, who sub-licenses any of the rights granted to Gizmondo pursuant to this Agreement for the purpose of distributing the Products to End-Users subject to clause 2.4 (4).

1.11 "Documentation" shall mean the user documentation, manuals and/or written product specifications for a Game or Product, as applicable.

1.12 "Devices" shall mean the "Gizmondo" handheld portable entertainment device, and licensed or re-branded variants of the Devices, under manufacture or licensed from Tiger Telematics Gizmondo subject to any licensing or rebranding being subject to SCi's prior written approval (not to be unreasonably withheld or delayed).

1.13 "Gizmondo Affiliates" shall mean the parent and those subsidiaries of Gizmondo as specified in Exhibit E.

1.14 "Gold disc" means a finished version of any of the Games in an appropriate format which is ready for publishing by SCi.

1.15 "Intellectual Property Rights" shall mean patent rights and registrations and applications, renewals and extensions thereof , copyright (including, but not limited to, ownership rights in all titles, computer code, themes, objects, characters, character names, stories, dialog, catch phrases, locations, concepts, artwork, animation, sounds, musical compositions, audio-visual effects and methods of operation, moral rights and any related documentation), copyright registrations and applications, renewals and extensions therefore, trademark registrations and applications, renewals and extensions therefore, rights in trade dress and packaging, trade secrets and all other intellectual property rights recognized by English and U.S. laws and applicable foreign and international laws, treaties and conventions.

1.16 "Platform(s)" shall mean the underlying computer systems or technologies on which Products and other application program(s), are operated in conjunction with Devices, expressly limited to short message service, Multi-Media Messaging and WinCe.net.

1.17 "Term" shall mean two years from the delivery to Gizmondo of the Gold Disc and subject to any variations set out in any Game Exhibit.

1.18 "End-User (s)" shall mean a person or entity that purchases or licenses for its use a Product pursuant to a signed purchase order, end-user license agreement or other similar agreement.

1.19 "Wireless Network(s)" shall mean a network that allows users of Devices to connect to and receive telecommunication transmission services in the Territory.

1.20 "Wireless Network Operator(s)" shall mean any person or entity that offers telecommunication transmission services to users of a Device in the Territory over a Wireless Network operated by such person or entity.

1.21 "Licensed Marks" shall mean those SCI trademarks specified under "Licensed Marks" in each Game Exhibit.

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1.22     "Net  Receipts"  shall mean with  respect to a  particular  Product all monies actually received by Gizmondo from the license, sale or other exploitation of such Product, after deducting the following: (1) any amounts payable to any Wireless Network Operator, Platform owner, including deductions made by the Wireless Network Operator or Device manufacturer; (2) the actual returns attributable to such Product; and
         (3) taxes and other governmental charges actually paid or incurred in connection with the sale of such Product (other than the income tax of Gizmondo). For the avoidance of doubt, Gizmondo Net Receipts shall not be deemed to include monies derived or collected from the distribution of the Product to End-Users by any third parties, but shall refer only to those monies actually received by Gizmondo from such third parties after such third parties have retained or withheld any markups, revenue share amounts, or license or other fees due to them pursuant to the terms of Gizmondo's agreements with such third parties.

1.23 Minimum Guarantee" shall mean the non-refundable, fully recoupable against Earned Royalties guarantee payable by Gizmondo to SCi under clause 6.2.


2.       LICENSE.

2.1 Grant of Rights. Subject to the terms and conditions of this Agreement SCi grants to Gizmondo the non-transferable, terminable, exclusive right and license during the Term for each of the Games specified in the Game Exhibit (the "License") to:

         (a) develop and produce Products based on the Game and Game Content for use solely on Devices running on the Platform; and

         (b) Adapt or convert (port) the version of the Game supplied by SCi (on Gold Disc) to operate on the Gizmondo platform and to make such changes adaptations and adjustments as may be required to render the game operable and attractive on the Gizmondo handheld subject to the prior written consent of SCi or its Game Licensors.

         (c) advertise, promote, market, distribute and sub-distribute, sell, license and sub-license such Products

                  (i) in the applicable Territory
                  (ii) either directly or through any Distribution Channel; and
                  (iii) solely to End-Users, Distribution Partners or Wireless Network Operators,

         provided that
         (1) all such Distribution Partners are subject to SCi's prior written approval (not to be unreasonably withheld or delayed),
         (2) sub-licenses to Distribution Partners shall be only as necessary to allow Distribution Partners to distribute and sell the Products to End-Users in the Territory,
         (3) Gizmondo's agreements with such Distribution Partners shall contain terms that are at least as protective of SCi's (and its Game Licensors') rights (including, without limitation, its approval rights) as those contained in this Agreement, and
         (4) Gizmondo shall at all times remain primarily liable under the terms of this Agreement for any actions or omissions on the part of such Distribution Partners. In converting the Games to Products, Gizmondo may make such changes to the Games as are required to accommodate the capabilities and requirements of the Devices, Platforms and Wireless Networks.

         In connection with the foregoing License, SCi further grants to Gizmondo the limited right and license to the applicable Intellectual Property Rights in the Games or the Games Content to carry out the purpose and intent thereof.

         Notwithstanding anything to the contrary, for purposes of this Section, nothing herein shall prevent SCi from publishing the Game on other video games, computer systems, hand held devices, mobile devices or technologies or from publishing any SCi game products other than the Games licensed to Gizmondo hereunder on the Platforms.

2.2 Retained Rights. For the avoidance of any doubt, the rights granted to Gizmondo in Section 2.1 shall be specifically limited to the Platforms and shall not extend to any other platform including, but not limited to, any of the following: (a) traditional entertainment software console platforms, such as Sony PlayStation, PlayStation 2, Sony PSP, Microsoft Xbox, and Nintendo GameCube, and all successors to such products; (b) desktop, laptop computer systems, such as PC Windows, Macintosh, Linux or Lindows operating systems including multiplayer online; (c) other hand-held electronic dedicated gaming devices, such as Nintendo Game Boy Color and Game Boy Advance, Nintendo DS, Tiger Electronic hand-held games and mobile phones; (d) pay-per-play arcade systems and other forms of location-based entertainment; (e) interactive toys; (f) television, whether via cable, satellite, set-top boxes or other on-demand service and (g) any other device whether now known or subsequently developed .

2.3 Limited Publication Rights. Parties agree that Gizmondo has the right to publish on the Devices only. Distribution rights for any and all future personal media players are subject to mutual approval and good faith negotiations on the parts of both parties

2.4 OEM's. Subject to SCi's prior written approval Gizmondo may install, pre-load or embed Products on the Device prior to sale, subject to SCi receiving an equivalent Earned Royalty as it would have had the Game been sold at retail at full retail price.

2.5 SCi hereby grants to Gizmondo a non-exclusive, non-transferable, royalty-free, personal license to use the Licensed Marks and a sublicense or the applicable third party game studio logos as specified in the Game Exhibits during the Term, according to the branding specifications in Exhibit C and other conditions herein, and solely in connection with the development and distribution of the Products based on the Games. Subject to compliance by SCi with its warranties in this Agreement relating to the quality of the SCi Materials, Gizmondo agrees to maintain the quality of Product at a level that meets or exceeds standards of quality and performance generally accepted in the wireless gaming industry, and that is at least commensurate with the quality set forth in Section 4.5 and Exhibit B to this Agreement. Gizmondo agrees to fully correct and remedy any deficiencies in its use of the SCi Licensed Marks or the Product within a reasonable time upon receipt of notice from SCi. Gizmondo shall cease any further use of the SCi Licensed Marks upon expiration or termination of this Agreement.

2.6 All rights to the SCi Licensed Marks not expressly granted herein are reserved by SCi. Gizmondo acknowledges SCi's sole ownership of the SCi Licensed Marks, and all associated goodwill, and that SCi retains all right, title, and interest in such Licensed Marks. All goodwill arising from use of such Licensed Marks by Gizmondo will inure to the sole benefit of SCi. Gizmondo will not use the SCi Licensed Marks in any manner that will diminish or otherwise damage SCi's goodwill in such Licensed Marks. Gizmondo will not adopt, use, or register any corporate name, trade name, trademark, domain name, service mark or certification mark, or other designation that violates SCi's rights in such Licensed Marks. SCi shall have the sole right to, and in its sole discretion may control any action concerning the SCi Licensed Marks.

3.       OWNERSHIP OF INTELLECTUAL PROPERTY.

3.1 Ownership of Games and Related Rights. Subject to the terms of this Agreement, SCi (or as applicable, its Game Licensors), shall at all times be and remain the sole and exclusive owner of the Games and all Intellectual Property Rights pertaining thereto. Without limiting the generality of the foregoing, nothing in this Agreement shall be deemed to grant or assign to Gizmondo any proprietary or ownership interest or Intellectual Property Rights in or to the Games other than the license rights set forth herein.

3.2      Gizmondo  Ownership  of Products  and Related  Rights.  Notwithstanding
         Section 2 hereof, SCi acknowledges and agrees that it has no right, title and/or interest in and to the Products and in and to the work product and other materials originally developed or created by Gizmondo either before or pursuant to this Agreement to develop and produce the Products, which do not involve, include, embody or constitute a derivative work of, and are not otherwise based on, any portion of the software code compromising the Games, including (a) all originally created or licensed computer software, code, routines, tools, algorithms and other technology contained in or used in the development of the Products, (b) all originally created art, sound, music, graphics, and other assets and designs embodied in the Products, (c) the technical and/or maintenance documentation, if any, of or concerning the Products, and (d) the related instruction manuals and packaging, if any, for the Products (collectively, the "Gizmondo Materials"). Gizmondo (or as applicable, its licensors) shall own all rights, title and interest, including all Intellectual Property Rights, in and to the Gizmondo Materials, to the extent the Gizmondo Materials do not involve, include, embody or constitute a derivative work of, and are not otherwise based on, any portion of the SCi Materials.

3.3 No Reverse Engineering. Versions of the Game(s) provided to Gizmondo, unless otherwise specified in the applicable Game Exhibit, shall be in their compiled object code format and Gizmondo shall make no effort to discover or otherwise learn the source code for each Game. On a case by case basis, SCi may provide Gizmondo with source code for a Game in the event Gizmondo demonstrates a good cause reason to require source code to complete a Product, however, prior to any delivery of source code (at such time as mutually agreed upon by the parties), if the Product is based on a Game developed by a third party, Gizmondo shall be required to execute such Game Developer's nondisclosure agreement and/or license agreements (the "Game Developer Documents") as requested by such Game Developer. Gizmondo may utilize and study the design, performance and operation of the Games solely for the purposes of developing a Product. Notwithstanding the foregoing, Gizmondo shall not, directly or indirectly, reverse engineer or aid or assist in the reverse engineering of all or any part of the Games except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation. In the event applicable law grants Gizmondo the right to reverse engineer the Games notwithstanding this limitation, Gizmondo shall provide SCi with written notice prior to such reverse engineering activity, information sufficient regarding Gizmondo's intended method of reverse engineering, its purpose and the legal authority for such activity and shall afford SCi a reasonable period of time before initiating such activity in order to evaluate the activity and/or challenge the reverse engineering activity with the appropriate legal authorities. Gizmondo shall refrain from such reverse engineering activity until such time as any legal challenge is resolved in Gizmondo's favor. Notwithstanding anything to the contrary, in the event Gizmondo chooses to reverse engineer any Game without SCi consent, SCi may immediately terminate this Agreement with no further obligation to Gizmondo. Reverse engineering includes, without limitation, decompiling, disassembly, sniffing, peeling semiconductor components, or otherwise deriving source code.

4.       DEVELOPMENT OF THE PRODUCTS.

4.1 SCi agrees to use its reasonable endeavors to complete the development of the Games by the dates set out at Schedule F and to deliver to Gizmondo all appropriate materials to support porting of the Games to the Devices, provided that SCi shall not be obliged to deliver any assets where such delivery is prohibited under the terms of any third party agreement.

4.2 In the event that SCi fails or is unable for any reason to deliver the Gold Disc in relation to any of the Games then SCi and Gizmondo shall agree to substitute such Game with another game in the SCi current or forthcoming publication catalogue.

4.3 At its discretion but subject to the approval of SCi and its Game Licensors as set out in this Agreement, Gizmondo shall be entitled to port the Games to the Device or to develop the Products in either event at its sole cost and expense, pursuant to the terms and conditions of this Agreement. Except as expressly provided in this Agreement Gizmondo shall assume full responsibility for the creation, development adaptation and production of the Products, which shall include, without limitation, (a) designing creating adapting or modifying the technical specifications for the Products, (b) creating modifying adapting or emulating all computer code for the Products, (c) creating adapting or modifying all audio and visual assets for the Products except for such assets as may be reused and as are contained in the SCi Materials, (d) acquiring and/or licensing any and all other technology, software and hardware needed for purposes of creating adapting modifying emulating and distributing the Products, and (e) conducting quality assurance testing of the Products.

4.4 Third Party Development. In the event that Gizmondo seeks to hire a third party developer to develop a Product as specified herein ("Third Party Developer"), Gizmondo shall, subject to SCi approval as specified herein, enter into written agreements with such Third Party Developers that contain language substantially equivalent to Section 3 and in any event are as protective of SCi's Intellectual Property Rights as the terms of this Agreement. Gizmondo shall cause all Third Party Developers to execute SCi's and/or the Game Developer/Licensor's Nondisclosure Agreement (and other relevant documents, if requested). Any act or omission by any Third Party Developer shall be deemed that of Gizmondo for the purposes of this Agreement and Gizmondo shall be jointly and severally liable for such acts or omissions. SCi must approve in writing all Third Party Developers and development work on any Product by such Third Party Developer as shall not begin until such written approval has been provided.

4.5 Completion of Products. Gizmondo agrees to use its commercially reasonable efforts to complete the Products within a reasonable time after being supplied with the Gold Discs for each of the Games.

4.6 Progress Reports. For the purpose of facilitating SCi's approval of the Products as set forth in Section 4.6, Gizmondo shall submit progress reports in connection with each "build" of the Product. Gizmondo shall submit for SCi's review and approval the final builds (as such term is commonly understood in the entertainment software industry) of the each Product. Sci shall consider all such reports in good faith and shall provide reasonable assistance to Gizmondo in relation to the compliance with the reasonable quality standards of Sci.

4.7 Standard of Development. Gizmondo agrees that: (a) the Products shall be of the standard customary to high-quality entertainment software products in the wireless/handheld industry, and of such style, appearance, and according to the Quality Standards listed in Exhibit B;
         (b) the Products shall be developed, produced, distributed, sold, licensed, advertised and serviced in accordance with all applicable laws; and (c) the policy of sale, distribution, and/or exploitation by Gizmondo shall be of the equivalent standard customary to high-quality entertainment software products in the Wireless/Handheld industry.

4.8      Approvals.
         ----------

         4.8.1 Gizmondo agrees to submit the Products and all marketing materials to be utilized in connection with the advertising, marketing and promotion of the Products, to SCi for SCi's (and its Game Licensors') prior approval or disapproval for the purpose of SCi or it's Game Licensors determining whether such "Products" and all marketing materials maintain the agreed-upon design specifications and quality standards applicable for such items. Gizmondo will comply with the obligations required by SCi's Game Licensors with regard to the Products and marketing materials and will not release any Product or marketing materials without SCi's or its Game Licensors' prior written consent.

         4.8.2 Gizmondo shall submit "builds" of each Product for SCi's approval at the following stages:

                  (i) Prototype Design Document: Outline of the planned deliverables and expectations for a Prototype of the Product. This may be preceded by a "high concept" document submitted for approval
                  (ii)     Prototype Phase: as defined in Section 4.6.3 below
                  (iii) Full Product Design document: Detailed description of game concept and level design for each Platform
                  (iv) First playable version: First indication of what the end user experience will be;
                  (v)      Code Complete version: All features implemented.  All
                           future software work dedicated to fixing bugs;
                  (vi)     Release Candidate  version:  Version submitted to SCi
                           of Product for release approval;

                  (vii) Commercial Release version: Final version that is actually published.

         4.8.3 Prototype. The Prototype should feature a playable experience that can be used with a relatively high degree of accuracy to make predictions about the viability of the actual Product. The deliverables as outlined below should be of sufficient quality and depth to achieve this purpose and inclusive of the following at a minimum:

                  (i)   Prototype Binary

                        - Primary gameplay and display engine for a target Platform agreed to by SCi (WinCe.net) is viewable. Performance optimizations have not been performed.
                        - Primary gameplay elements are playable (e.g., drive the car, place a unit, move the character). No tuning has been performed. Secondary functionalities (e.g., extra vehicle behavior, extensive character moves) are not inclusive.
                        -   Key Playable Experience:  Binary able to demonstrate
                            the core mechanic or primary feature of the game.
                        -   Binary is  sufficiently  stable to review  the above
                            described elements.
                        - Realized character art that is representative of what will be seen in the final Product, which covers at least the main character. The art is to be shown in WinCe.net format.


                  (ii)  Initial Design Document (GDD)

                        - Core gameplay functionality described sufficient to understand the primary gameplay elements and their gameplay interactions. Competitive features and player proxy are also described.
                        -   Projected list of platform feature differences.
                        - Projected list of tools and technologies needed to realize the game as described.
                        - Mitigated Risks: Gizmondo's perceived risks in taking this particular approach and thus not being able to deliver in terms of originality, fun, etc.

                  (iii) Additional  Documentation  including  a  description  of
                        Prototype's features; what works and what doesn't.

         4.8.4 Once SCi gives an approval for submitted materials and information about the proposed Product, it cannot retract or modify that approval and Gizmondo will have the right to rely on such approval in proceeding to the subsequent development stages based on the approved materials and information, provided there are no material deviations, modifications or other changes from the submitted materials and information.

         4.8.5 SCi shall use reasonable efforts to approve, and to procure that SCi's Game Licensor's approve, "builds" and other submissions submitted by Gizmondo within fifteen (15) business days after receipt, which approval shall not be unreasonably withheld, provided such "builds" and other submissions maintain the agreed-upon design specifications and quality standards applicable for such items. In the event SCi or its Game Licensors neither approves nor disapproves the submitted material within such fifteen (15) business day period, Gizmondo shall provide written notice to SCi and SCi and its Game Licensors shall have an additional five (5) business days to approve or disapprove the submitted material. In the event SCi and/or its Game Licensors fail to approve or disapprove within such five (5) business days, the submitted material shall be deemed approved unless SCi notifies Gizmondo in writing during such period that it has not received approval from one or more of its Game Licensors in which case the submitted material will not be approved until such Game Licensor has given its approval and all applicable time limits in this Agreement shall be correspondingly extended. The commercial release version of the Product and all marketing materials must be approved by the written signature of the person(s) designated by SCi in the Game Exhibit. In the event SCi and/or its Game Licensors disapprove of a deliverable, SCi shall provide Gizmondo with sufficient information in which to discern the nature of the disapproval and Gizmondo shall modify the deliverable prior to resubmission. Gizmondo agrees to make such changes as will be reasonably required to correct any deficiencies noted by SCi or its Game Licensors promptly upon receipt of such notice. This procedure will be repeated with each submission until SCi determines that its request(s) for changes has been met. No distribution of any Products or related materials may occur without SCi's and its Game Licensors' prior written approval. Once approved, the Products and related materials shall not deviate from the form in which such items were approved.

4.9 Hardware. Gizmondo shall provide such hardware and carrier service, and/or comparable method of access to the Products as is necessary to facilitate SCi's review and approval of the Products.

4.10 Defects Correction. Gizmondo shall be responsible for correcting all bugs and errors found in the Products as needed to have the Products approved by SCi as specified herein and deemed ready for "code release" (i.e., the Product is in final form, without any significant bugs or errors, and is ready to be reproduced into units for sale in the Territory).

4.11 SCi Materials. For each Game, SCi agrees to deliver to Gizmondo the SCi Materials as may be specified in the Game Exhibit for such Game.

4.12 Copyright Acknowledgment. Gizmondo shall include the appropriate copyright and trademark acknowledgement in the credit screen, package, manual, marketing and promotional materials and paid advertisements for the Product as identified on the Game Exhibit.

4.13 Gizmondo will display and not remove or alter any trademarks, copyrights or notices pertaining to the Games as provided by SCi, and reproduce such trademarks, copyrights and notices in all applicable advertising and marketing materials for the Products, including but not limited to applicable ratings symbols for each Products. Gizmondo will comply with all Entertainment Software Ratings Board ("ESRB") requirements and procedures, and equivalent applicable requirements and procedures of similar ratings organizations in other countries, in connection with its distribution and marketing of the Products. The content and game play of the Product shall not materially differ from the applicable Game such that the Product would receive a different content rating than the Game in any jurisdiction.

4.14     Credit.
         ------

         4.14.1 Each Product shall be co-branded equally with the SCi and Gizmondo brands and the Game developer and SCi's Game Licensor(s) (if applicable), and bear the same title as the Game. Use of SCi brands and logos will conform to the Branding Specifications attached hereto as Exhibit C.

         4.14.2 Subject to the limitations stated in Sections 4.6 and 11, the parties shall mutually agree to a press release concerning Gizmondo's publication of the Products that shall identify SCi as the original publisher of each of the Games, the Game Developer/Licensor of each applicable Game, and Gizmondo as the publisher of the Products. The press releases shall also be subject to SCi's Game Licensor's approval where relevant.

         4.14.3 Subject to the approval of SCi and its Game Licensors as to all aspects of the display or presentation of the Licensed Marks, Gizmondo shall provide SCi with the trademark attribution supplied to Gizmondo by SCi and give credit to SCi and any Game Licensors on the back of the Product packaging and within the Products in all areas where credit is given to Gizmondo. Examples of such "in-game" credit include SCi's name and logo in the splash screen upon "boot-up", within the game manual, and in the credit section of each Product. Gizmondo shall also include SCi's and any Game Licensor's name and logo on all marketing and promotional materials and paid advertisements in a manner that clearly identifies SCi as the publisher of the Game. Trademark attribution for each Product shall be included in each Game Exhibit or as provided by SCi from time to time under this Agreement. In addition, Gizmondo shall grant credit to Game Developer/Licensor as follows or as otherwise instructed by SCi on the Game Exhibit:

                  o Game Developer/Licensor's name and logo within the manual for the Product
                  o Game Developer/Licensor's name within the credit section of the Product

         4.14.4 The Products shall reference all credit and copyright information found in the original Games with the exception of additions or deletions agreed to in writing by SCi. Notwithstanding the foregoing, Gizmondo shall have the right to credit the Third Party Developers of the Products or third parties who assist in the development or distribution of the Products provided that such credit is consistent with the presentation of credits contained in the applicable Game.


5.       CERTIFICATION; TESTING.

5.1 Certification And Testing. Gizmondo shall, as required, submit each Product for testing and certification by an appropriate testing facility, in-house Quality Assurance department or Gizmondo certification department. All testing fees shall be paid by Gizmondo. In the event any Product is not certified due to its failure to meet applicable standards set-forth by the certifying entity or body, Gizmondo shall at its sole expense, make such revisions and further modifications until such time as the Product is certified.

5.2 Technical Support. Gizmondo or a party designated by Gizmondo shall be responsible for all customer support for the Product. SCi acknowledges that Gizmondo may rely on its Wireless Network Operators and Distribution Partners to provide support, subject to the terms of this Agreement. Gizmondo will, through clear and conspicuous language in the Product and on the packaging and documentation for the Product, notify users of Products how to obtain technical support for the Product and that SCi is not responsible for providing support for such Product. SCi shall, however, at its own expense use reasonable commercial endeavours to provide Gizmondo with such support in relation to the SCi Materials as Gizmondo may reasonably require for the purpose of performing its obligations under this Clause provided that the information required by Gizmondo is readily available to SCi and/or its Game Developers.


6.       FINANCIAL TERMS.

6.1 Product Price. Gizmondo shall promptly inform SCi of all prices applicable to the distribution and sale of the Products (the "Product Price") provided that the Product Price is substantially the same as similar quality products and subject to SCi's prior written approval, not to be unreasonably withheld. In addition, Gizmondo, a hardware manufacturer, Merchant or a Distribution Partner shall have the right subject to any approval rights of Gizmondo, if any, to reduce the Product Price or offer discounts to third parties.

6.2 Minimum Guarantee. Gizmondo shall pay SCi a Minimum Guarantee totaling seven hundred and fifty thousand pounds (750,000 GBP) allocated by Product as follows:

         Game Title                          Minimum Guarantee
         ----------                          -----------------

         The  Great Escape                      40,000 GBP
         Conflict 1                             94,000 GBP
         Conflict 2                             94,000 GBP
         Conflict 3                             94,000 GBP
         Conflict 4                             94,000 GBP
         Highlander                             40,000 GBP
         Richard Burns Rally                    40,000 GBP
         Carmageddon TDR 2000                   40,000 GBP
         Carmageddon TV                         94,000 GBP
         Midway                                 40,000 GBP
         Reservoir Dogs                         40,000 GBP
         Roll Call                              40,000 GBP

         The Minimum Guarantee shall be paid to SCi on the Effective Date. Subject to the provisions of this Agreement, the Minimum Guarantee for each Product shall be non-refundable but fully recoupable against Earned Royalties for each Product.

6.4 With respect to each Product, Gizmondo agrees to pay to SCi an earned royalty (the "Earned Royalty or Royalties") of 50% of Net Receipts.

6.5 Royalty Statements. Gizmondo will provide royalty statements including quarterly unit sales and revenue reporting of sell-in to Sci with detail by stock-keeping unit (SKU), for each geographic region in the Territory, with such reports delivered to Sci within forty five (45) days after the end of each fiscal quarter after the commercial launch of any Product with Earned Royalties shown thereby to be due to Sci. Payment of Earned Royalties shall be in pounds sterling within fifteen
         (15) business days of receipt of corresponding invoice and shall be paid according to the procedure identified in the attached Exhibit D. The royalty statement shall be based upon units distributed and not returned for the quarter then ended, and shall contain information sufficient to discern how the royalty payment was computed. Earned Royalties are payable on the number of physical copies or downloads of the Products sold less the number of returns. Gizmondo may maintain and withhold from payment Earned Royalties shown to have accrued on any statement reasonable reserves (not exceeding 15%) of the Earned Royalty payable in respect of each fiscal quarter in respect of Products which may be returned ("Returns") and will subsequently make adjustments based on the number of Products actually returned, provided that any unused reserve shall be released within the second fiscal quarter following that in which it was first maintained

6.6 Audits. For at least two years after the Term, Gizmondo will maintain accurate books and records that report the sales of each Product. Sci shall have the right to designate an independent certified public accountant on Sci's behalf (who shall not be compensated on a contingent fee basis), at Sci's own expense, to examine those books and records solely for the purpose of verifying the accuracy of royalty statements rendered by Gizmondo hereunder. Sci's accountant may only make such examination during regular business hours and upon reasonable notice and in a manner that is not unreasonably disruptive to Gizmondo's business. Each examination will take place at the place Gizmondo normally keeps the books and records to be examined. Sci shall be limited to one (1) such examination each twelve (12) months while the applicable Product is being commercially exploited by Gizmondo and for 12 months thereafter. Gizmondo shall have no obligation to permit Sci, nor shall Sci have any right, to examine Gizmondo `s books or records relating to any particular statement more than once unless there is an unresolved issue. Sci acknowledges that Gizmondo claims that Gizmondo's books and records contain confidential trade secret information. Neither Sci nor Sci's independent certified public accountant or other representatives shall communicate at any time or use on behalf of any other person, firm or corporation other than representatives of Sci any facts or information obtained as a result of any such examination of Gizmondo's books and records. Further, prior to the commencement of any examination of Gizmondo's books and records in accordance with the provisions of this Section, Sci shall cause the independent certified public accountant engaged by Sci to sign a letter and/or agreement in a form approved by Gizmondo which acknowledges his or her agreement (and the agreement of his or her firm) to be bound by the foregoing. The rights granted to Sci in this Section shall constitute Sci's sole and exclusive right to examine Gizmondo `s books and records. If Sci establishes as a result of an audit conducted by Sci that there is an underpayment in the royalty payments due to Sci of five per cent (5%) or more for the period covered by the audit, then Gizmondo shall pay to Sci, upon settlement of the audit, Sci's accountable auditor's fees actually paid together with the underpayment.

6.7 In the event that Gizmondo is late in making any payment or if Sci establishes as a result of an audit conducted by Sci that there is an underpayment in the royalty payments due to Sci of five percent (5%) or more for the period covered by the audit, then Gizmondo shall pay to Sci interest from the due date of such monies until the day payment is received at the rate of 8% such interest to run from day to day and to accrue after as well as before any judgment.


7.       MARKETING AND DISTRIBUTION

7.1 At Gizmondo's sole expense and subject to Sci's approvals as set forth in Section 4, Gizmondo shall prepare and execute a marketing plan in support of the sales effort for the Products. Gizmondo shall spend on its marketing, and promotional efforts for each Product, an amount commensurate with amounts spent by Gizmondo on its other top-tier products. Gizmondo shall use commercially reasonable efforts to market, promote and distribute the Window's mobile versions of the Products in the Territory on no less favorable terms as Gizmondo markets, promotes and distributes other interactive games distributed by Gizmondo. Sci shall have approval of the marketing plan, to be obtained prior to, and as a condition of, a Product being certified by Sci as ready for release to manufacturing.

7.2 EULA. Gizmondo shall include an End User License Agreement (EULA) with the Products in paper or electronic form. The EULA shall indicate that Gizmondo is the licensor of the Product and the supplier of Product warranties and support. The Products shall be licensed to End Users under terms as protective of Sci's Intellectual Property Rights as the terms specified herein, except in no event will the EULA grant any rights to End Users beyond the right to use the Product as a game. Product support information shall include, at a minimum Gizmondo's or other designated partner or operator web site and e-mail address for end users to use to obtain support for the Product. Sci must approve any material changes to the EULA in writing that may affect Sci's rights under this Agreement.

7.3 Undertaking Penetration in Distribution Channels. Gizmondo shall use its commercially reasonable efforts to cause the Products to be distributed in at least ninety percent (90%) of the Distribution
         Channel in which Gizmondo normally distributes consumer software products in the applicable Territory

7.4 Gizmondo grants to Sci the unlimited right to copy, use during the Term and distribute to Sci employees and contractors the Gizmondo versions of Products for reference, promotions and the like but not for resale or commercial exploitation

7.5 Gizmondo shall provide to Sci at least (i) thirty (30) free copies of each retail version of a Product for each Platform from the first manufacturing run of such Product; and (ii) thirty (30) free simulators to be able to play non retail versions of a Product for each platform upon commercial release. Sci shall notify Gizmondo regarding any commitment it may have to provide copies to any Game Licensor and Gizmondo shall provide Sci with such copies.

7.6 Gizmondo will provide Sci with three (3) pre-production units of the Device and fifteen (15) commercial retail versions of the Device when each such Device first becomes available.

7.7 Gizmondo shall include on its website or webpage for a Product a link to the applicable Game website or webpage as designated by Sci.

7.8 Sci shall use commercially reasonable efforts in its discretion to cross promote the Products based on the Games.


8.       TERMINATION.

8.1 Term. This Agreement will continue in full force and effect for the Term unless terminated earlier as set forth below.

8.2 Termination for Cause. A party hereto which is not in default or breach of this Agreement may terminate this Agreement as it relates to a given Game licensed hereunder by written notice to the other party at any time prior to its original expiration date (as may be extended) upon the occurrence of any of the following events (each an "Event of Default"):

         27 The breach or default of any material term, agreement, representation, warranty, covenant or obligation set forth in this Agreement as to such Game, related materials or Products and such breach or default continues uncured for a period of thirty (30) calendar days following the receipt by the breaching party of a written notice thereof; or

         (ii) If either party becomes insolvent, files or has filed against it a petition under any bankruptcy law (which, if involuntary, is unresolved after sixty (60) calendar days), proposes any dissolution, liquidation, composition, financial reorganization, or recapitalization with creditors, makes an assignment or trust mortgage for the benefit of the creditors, or a receiver trustee, custodian, or similar agent is appointed or takes possession with respect to any property or business of such party

         Notwithstanding the foregoing, the parties agree that a good faith disagreement as to the amount of any payments due under this Agreement will not be considered a breach of this Agreement.

8.3 Partial Termination for Loss of Product Distribution Rights. In the event Sci loses the right to grant to Gizmondo the rights with respect to any Sci Materials, Sci may immediately terminate the rights granted to Gizmondo for such Sci Materials and the associated Product(s) without effect on the rights related to other Sci Materials and associated Product(s), and, if so indicated by Sci due to its loss of rights, without a Sell Off Period for such affected Product(s) as specified in Section 8.5. If any Minimum Guarantees for the affected Product(s) have yet to be fully recouped by Gizmondo, Sci will replace the affected Product(s) with comparable product(s) acceptable to Gizmondo.

8.4 Enforcement Right Without Termination. Without limiting the foregoing or anything to the contrary contained herein, SCI's breach of this Agreement shall not cause this Agreement and the rights hereunder to terminate unless Gizmondo specifically elects in writing to terminate the Agreement. Without limiting the foregoing or anything to the contrary contained herein, Gizmondo's breach of this Agreement shall not cause this Agreement and the rights hereunder to terminate unless Sci specifically elects in writing to terminate the Agreement.

8.5 Effect of Expiration or Termination. The parties agree that in case of expiration or early termination of this Agreement, except if such termination is due to a breach of this Agreement by Gizmondo:

         27 Gizmondo shall have (i) one hundred eighty (180) days from the date of expiration or termination to sell packaged retail versions of the Product already in inventory prior to the date of termination; and (ii) ninety (90) days from the date of expiration or termination to continue to offer download versions of the Product via electronic distribution (each period collectively, the "Sell Off Period");

         (ii) Except as otherwise set forth in this Agreement, the parties shall have no further obligations to one another under this Agreement.

8.6 Survival of Certain Obligations. Subject to the terms of this Agreement to the contrary, Sections 2.7, 3, 6.6 and 9 through 14 shall survive the termination or expiration of this Agreement.


9.       REPRESENTATIONS, WARRANTIES AND COVENANTS.

9.1 Representations, Warranties and Covenants of Sci. Sci represents, warrants and covenants that: (i) Sci is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and that it has the full rights, power, legal capacity and authority to enter into this Agreement, and to carry out the terms hereof; (ii) this Agreement has been executed by its duly authorized representative and is a valid, legally binding and enforceable obligation of Sci; (iii) Sci is either the owner of the Games, the Sci Materials including the Game Content, the Licensed Marks (in countries of the Territory in which such Licensed Marks are registered, as specified in the applicable Game Exhibit) and all Intellectual Property Rights therein or has procured all necessary rights and licenses from the owners of such rights to enter into and carry out the terms of this Agreement; (iv) the Games and Game Content have not been sold, assigned, leased, licensed or in any other way disposed of by Sci or mortgaged, pledged or encumbered by Sci in a manner that would violate the exclusive license granted to Gizmondo hereunder; and (v) Sci will comply in all material respects with all applicable laws, statutes and regulations in performing its obligations under this Agreement.

9.2      Representations  and  Warranties  of  Gizmondo.   Gizmondo  represents,
         warrants and covenants that:

         (i) It is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and that it has the full rights, power, legal capacity and authority to enter into this Agreement, and to carry out the terms hereof;

         (ii) this Agreement has been executed by its duly authorized representative and is a valid, legally binding and enforceable obligation of Gizmondo;

         (iii) Gizmondo has the full rights, power, legal capacity and authority to enter into this Agreement, and to carry out the terms hereof; and materials furnished by Gizmondo, if any, under this Agreement, do not or will not infringe upon or otherwise violate the rights of any third party;

         (iv) Gizmondo will comply in all material respects with all applicable laws, statutes and regulations in distributing the Products under this Agreement;

         (v) Gizmondo has full power and authority to enter into and perform this Agreement without approval from any governmental entity or third party, and that such ability is not limited or restricted by any agreements or understanding between Gizmondo and any other person or company;

         (vi) Gizmondo and its affiliated companies have the know-how and experience to develop the Products and are otherwise fully capable of performing the obligations under this Agreement, or will engage Third Party Developers approved by Sci who have such know-how, experience and capability;

         (vii) Gizmondo shall maintain sufficient insurance coverage to enable it to meet its obligations created by this Agreement and by law. Without limiting the foregoing, Gizmondo warrants that such insurance shall include the following lines of coverage to the extent the Agreement creates exposures generally covered by these insurance policies: Commercial General Liability, product liability and Employer's Liability.

          (viii) The Products, computer code, technology, information and materials created, developed or used by Gizmondo pursuant to this Agreement, other than the Game Content, will not infringe upon or misappropriate the Intellectual Property Rights or any other legal rights of any third party, and should any aspect of thereof, or such other computer code, technology, information or materials created or developed by Gizmondo pursuant to this Agreement, become, or, in Sci's reasonable opinion, is likely to become, the object of any infringement or misappropriation claim or suit, Gizmondo will use its best efforts to procure, at Gizmondo's expense, the right to use such computer code, technology, information or materials in all respects, or to replace or modify the affected material to make it non-infringing, and if it is unable to do so at reasonable expense, it shall be entitled to surrender its rights under this Agreement with respect to the Product or Products in question.

10.      INDEMNIFICATION.

10.1 Indemnification by Sci. Sci hereby agrees to indemnify, defend and hold harmless Gizmondo from and against any and all suits, losses, liabilities, damages, awards, claims, settlements, costs and expenses, including reasonable attorneys' fees, arising out of or otherwise relating to a breach by Sci of its warranties, representations and covenants contained in this Agreement.

10.2 Indemnification by Gizmondo. Gizmondo hereby agrees to indemnify, defend and hold harmless Sci against any and all suits, losses, liabilities, damages, awards, claims, settlements, costs and expenses, including reasonable attorneys' fees, arising out of or otherwise relating to a breach by Gizmondo of its warranties, representations and covenants contained in this Agreement.

10.3 Limitation On Indemnification. Notwithstanding this Section 10, neither party shall have obligation to indemnify the other if the Claim for which indemnification is sought arises out of a breach of this Agreement or of a representation, warranty or covenant made by the party seeking indemnification.

10.4 Notice of Claim. In the event either party wishes to assert a claim for indemnification hereunder (the "Indemnified Party"), it shall deliver written notice (a "Claims Notice") to the other party (the "Indemnifying Party"), specifying the facts constituting the basis for, and the amount (if known) of the claim asserted.

10.5     Right to Contest Claims of Third Parties.

         10.5.1 If an Indemnified Party asserts, or may in the future seek to assert, a claim for indemnification hereunder because of any action, cause of action or suit brought by any person not a party to this Agreement (a "Third Party Claimant") that may result in a loss with respect to which the Indemnified Party would be entitled to indemnification pursuant to this Section (an "Asserted Liability"), the Indemnified Party shall deliver to the Indemnifying Party a Claims Notice with respect thereto, which Claims Notice shall, in accordance with the provisions of Section 10.4 hereof, be delivered as promptly as practicable after an action in connection with such Asserted Liability is commenced against the Indemnified Party.

         10.5.2 The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to investigate, contest, defend or settle any Asserted Liability that may result in a loss with respect to which the Indemnified Party is entitled to indemnification pursuant to this Section; provided that the Indemnified Party may, at its option and at its own expense, participate in the investigation, contesting, defense or settlement of any such Asserted Liability through representatives and counsel of its own; and, provided further, that the Indemnifying Party shall not settle any Asserted Liability unless such settlement provides as an unconditional term an immediate release of the Indemnified Party for all liability with respect to such Asserted Liability, and the Indemnified Party has consented to the other terms of such settlement. If requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, cooperate with reasonable requests of the Indemnifying Party and its counsel in contesting any Asserted Liability, including, if appropriate and related to the Asserted Liability in question, in making any counterclaim against the Third Party Claimant, or any cross-complaint against any Person (other than the Indemnified Party or its Affiliates). If the Indemnifying Party fails to undertake the defense of the Asserted Liability reasonably promptly, the Indemnified Party may, at its option and at the Indemnifying Party's expense, to do so in such manner as it deems appropriate; provided, however, that the Indemnified Party shall not settle or compromise any Asserted Liability for which it seeks indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed).

         10.5.3 The Indemnifying Party may participate in (but not control) the defense of any Asserted Liability that it has not elected to defend with its own counsel and at its own expense.

         10.5.4 The Indemnifying Party and the Indemnified Party shall make mutually available to each other all relevant information in their possession not protected under confidentiality agreements relating to any Asserted Liability (except to the extent that such action would result in a loss of attorney-client privilege or would violate any applicable law) and shall cooperate with each other in the defense thereof.

10.6     EXCEPT  FOR THE  PARTIES'  INDEMNIFICATION  OBLIGATIONS  SET  FORTH  IN
         SECTION 10, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, EXEMPLARY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR THE LOSS OF ANTICIPATED PROFITS INCURRED OR SUFFERED BY THE OTHER PARTY ARISING FROM ANY BREACH OF THIS AGREEMENT. IN NO EVENT WILL SCI'S AGGREGATE LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNT OF FEES PAID TO SCI HEREUNDER. NOTHING IN THIS EXCLUSION SHALL EXCLUDE LIABIILITY FOR FRAUD.

11.      CONFIDENTIALITY.

11.1 The parties to this Agreement recognize that, in connection with the performance of this Agreement, each of them may disclose to the other information about the disclosing party's business or activities which the disclosing party considers proprietary and confidential. All of such proprietary and confidential information of the disclosing party (which shall include, without limitation, this Agreement, all business, financial and technical information of a party, identities of customers, clients or licensees, proprietary software code and any other information whether oral or written which is not generally known or available to the public) is hereinafter referred to as "Confidential Information."

11.2 The party who receives any Confidential Information agrees to maintain the confidential status for such Confidential Information, not to use any such Confidential Information for any purpose other than the purpose for which it was originally disclosed to the receiving party, and not to disclose any of such Confidential Information to any third party.

11.3 All terms and conditions of this Agreement shall be deemed Confidential Information as defined herein. In the event Gizmondo transfers Confidential Information to other parties (e.g., Third Party Developers) as allowed under this Agreement, that party shall enter into agreements with such parties which protect the Confidential Information of Sci to no less a degree than it is protected herein.
         Without limiting the foregoing, all terms and conditions of this Agreement shall be considered confidential and shall not be disclosed (except to either party's attorneys or accountants on a need-to-know basis) without the prior written consent of the other party.

11.2 Press-Release. The parties shall issue a press release announcing this relationship provided that such press release shall be subject to their mutual approval

11.3 Injunctive Relief. Each party further acknowledges and agrees that, in the event of a breach or threatened breach of this Section, the other party may have no adequate remedy in money or damages and, accordingly, shall be entitled to seek preliminary, permanent and other injunctive relief.

11.4 Non-Impairment. Nothing in this Agreement will affect any obligation of either party to maintain the confidentiality of a third party's confidential information. Nothing in this Agreement will impair the right of either party to use, develop or market technologies, ideas or products similar to those of the other party so long as such use, development or marketing does not infringe on the Intellectual Property Rights of the other party.

12.      PROTECTION OF PROPRIETARY RIGHTS.

12.1 Third Party Infringement. If either party hereto becomes aware that any Product or Game Content governed by this Agreement has been or will be infringed, such party shall promptly notify the other thereof in writing and the parties shall promptly seek to mutually determine a joint course of action with respect to said infringement. If joint action is undertaken, the expenses incurred by each party will be paid off the top from any recovery received in connection with such action and the remainder of such recovery shall then be split by the parties in proportion to their expenses for such action. If, however, no mutually acceptable basis for joint action is agreed upon within a reasonable period of time and Gizmondo reasonably believes that action is required to protect its rights, Gizmondo may take action in its own name and Sci shall cooperate, including with respect to the issues of standing and venue, with Gizmondo in connection with the prosecution of such action at Sci's expense and reasonable request. If, however, no mutually acceptable basis for joint action is agreed upon within a reasonable period of time and Gizmondo fails to take action in a reasonable amount of time thereafter, Sci may take action in its own name, and Gizmondo shall cooperate, including with respect to issues of standing and venue, with Sci in connection with the prosecution of such action at Sci's expense and reasonable request. The party who commences any such unilateral action shall be entitled to recover its actual out of pocket costs and expenses associated with such action with the balance retained by Gizmondo and deemed Net Receipts.

12.2 Third Party Claims. Gizmondo will promptly notify Sci in writing of any legal proceeding instituted, or written claim or demand asserted by, any third party against Gizmondo with respect to the infringement of any Intellectual Property Right, which is alleged to result from the license, sale or use of the Game Content by Gizmondo. Such a claim shall be deemed a breach of Sci's representations and warranties.


13.      MISCELLANEOUS.

13.1 Public Announcements. Neither party will make any public announcement in relation to this Agreement without the express written consent of the other.

13.2 Assignment. Gizmondo may not assign this Agreement or any portion thereof, to any third party other than Gizmondo Affiliates unless Sci expressly consents to such assignment in writing, such consent shall not be unreasonably withheld.

13.3 Force Majeure. Neither party will be responsible for any failure to perform its respective obligations under this Agreement due to causes beyond its reasonable control (each a "Force Majeure Event"), including, but not limited to, strikes, riots, embargoes, war, acts of terrorism, acts of civil or military authorities, fire, floods, explosion, earthquakes, accidents, network catastrophes, acts of God, and all other delays beyond the party's reasonable control, provided that such party gives prompt written notice of such Force Majeure Event to the other party within five (5) business days. The time for performance will be extended for a period equal to the duration of the Force Majeure Event, but in no case longer than thirty (30) days.

13.4 Severability. In the event that any provision in this Agreement will be subject to an interpretation under which it would be void or unenforceable, such provisions will be construed so as to constitute it a valid and enforceable provision to the fullest extent possible, and in the event that it cannot be so construed, it will, to that extent, be deemed deleted and separable from the other provisions of this Agreement, which will remain in full force and effect and will be construed to effectuate its purposes to the maximum legal extent.

13.5 Notice. Any notice herein required or permitted to be given will be given in writing and may be delivered personally to any officer of Sci or Gizmondo, or as appropriate, by express courier, registered or certified mail (postage and fees prepaid, with return receipt requested), or by facsimile transmission to the address set forth below. Either party may from time to time specify or change the address for such notice by giving written notice thereof to the other party in the manner provided in this Section. A notice will be deemed given three (3) days after deposit if by express courier, five (5) days after deposit if by regular mail, or upon transmission if by facsimile.

          If to Gizmondo:

          With a copy to:    Gizmondo Europe Ltd
                             1 Meadow Gate Avenue
                             Farnborough Business Park
                             Farnborough
                             Hants
                             GU14 6FG
                             ENGLAND
                             Attention: Global Operations Manager, Gizmondo Ltd.

          If to Sci:         Sci Games Limited
                             11 Ivory House
                             Plantation Wharf
                             London SW11 3TN

                             Fax No:  020 7924 3419
                             Attn:    Head of Legal

13.6 Independent Contractors. The parties hereto are independent contractors. Sci will not be entitled to any compensation except as provided in the Agreement. Each party shall be responsible for payment of its employees' compensation, disability benefits, unemployment insurance, and for withholding income taxes and social security. Neither party shall be entitled to receive any benefits provided by the other party to such party's employees. Neither Gizmondo nor Sci shall be deemed to be partners or agents of the other. In addition to the parties' other indemnification obligations set forth herein, each party agrees to indemnify and hold the other and its directors, officers and employees harmless from and against any claims, liabilities or obligations asserted against any of them for not withholding taxes or making unemployment and worker compensation payments and the like, as a result of such party's independent contractor status. Such indemnification shall include any penalties and interest assessed thereon as well as the payment of reasonable attorneys' fees.

13.7 Governing Law and Venue. This Agreement shall be construed and controlled by English law and the parties shall be subject to the non-exclusive jurisdiction of the English Courts. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees, costs and other expenses

13.8 Headings and Presumptions. The headings of the sections and sub-sections of this Agreement are provided for convenience only and will not be used to limit or construe the contents of this Agreement. As this Agreement is a negotiated agreement reviewed by each party's legal counsel and there will be no presumption for or against one party on the ground that the other party was responsible for preparing this Agreement or any part of it.

13.9 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original Agreement for all purposes and which collectively will constitute one and the same Agreement.

13.10 Remedies. Unless expressly set forth to the contrary, either party's election of any remedies provided for in this Agreement will not be exclusive of any other remedies available hereunder or otherwise at law or in equity.

13.11 Complete Agreement, Waiver, and Modification. This Agreement and the Schedule attached hereto constitutes the complete and exclusive understanding between the parties with respect to the subject matter hereof, superseding all prior negotiations, preliminary agreements, correspondence, proposals or understandings, both written or oral. No waiver or modification of any provision of this Agreement will be binding unless it is in writing and signed by authorized representatives of each of the parties. No waiver of a breach hereof will be deemed to constitute a waiver of a further breach, whether of a similar or dissimilar nature.

ACCEPTED AND AGREED TO:

FOR AND ON BEHALF OF                            FOR AND ON BEHALF OF
GIZMONDO EUROPE LTD.                            SCI GAMES LIMITED

By:  _________________________                  By:  _________________________

Its: _________________________                  Its: _________________________

Date: ________________________                  Date: ________________________

                                    EXHIBIT A
                                    ---------

                               GAME EXHIBIT FORMAT
                               -------------------

Game Title and Version:

Developer:

Product:

Platform:

U.K. Release Date:

U.S Release Date:

Projected Sales Figures:

Countries of Licensed Mark Registration:

Rights Restrictions:

Third Party Approvals:

Content provided to Gizmondo (code, third party content, music, etc):

Licensed Marks:

Game Title Presentation

Studio Logo

Sci Attributions:

Third Party Credit Obligations:



Development Schedule:

                                    EXHIBIT B
                                    ---------

                                QUALITY STANDARDS
                                -----------------


(1) The Product shall appear, operate and perform in all substantial respects consistent with the final design specifications approved by Sci for the Product.

(2) The Product shall be of similar quality and playability to that of other games published by Gizmondo on the same platform.

(3) The Product shall qualify for an ESRB rating or equivalent content rating no more restrictive than the rating designated for the Game.

(4) In developing the Product, Gizmondo shall ensure that the Product runs on and is fully compatible with the latest version of the applicable Platform, and Gizmondo shall comply with Sci's logo certification requirements for applications through the Designed for Windows for WinCe.net logo programs.

                                    EXHIBIT C

                             BRANDING SPECIFICATIONS
                             -----------------------

Branding Specifications:

1. Gizmondo may use the Licensed Marks only on Product packaging, documentation and marketing materials in accordance with the Agreement and specifications below.

2. Gizmondo may use the Licensed Marks in the manner set forth on each game exhibit showing the specific artwork used in relation to that title. Artwork for each title is listed under "Game Title Presentation" and artwork for the Studio is listed under "Studio Logo."

3. Gizmondo's name, logo or trademark must appear on any materials where the Licensed Marks are used and must clearly identify the source of the Products as Gizmondo.

4. Licensed Marks may not be used in any manner that expresses or might imply Sci's affiliation, sponsorship, endorsement, certification, or approval, other than as contemplated by the Agreement.

5. Except as expressly licensed in the Agreement, Licensed Marks may not be included in any non-Sci trade or business name, domain name, product or service name, logo, trade dress, design, slogan, or other trademarks.

6. The Licensed Marks may not be combined with any other symbols, including words, logos, icons, graphics, photos, slogans, numbers or other design elements.

7. Gizmondo shall mark the first and most prominent use of the Licensed Marks in the Product, including on packaging and in advertising and marketing materials, with the trademark symbols provided by Sci on each Game Exhibit or other appropriate trademark designations set forth from time to time by Sci.

Additional specifications for use of the logos:

1. To properly state the logos, a minimum clearance between the logos and other elements must be maintained. 1/8 inch of minimum clearance should be kept between each logo and other elements on all sides of the logos. The logo may not be used as a feature or design element in any materials.

2. Gizmondo may use the logos only as provided by Sci. Except for size, Gizmondo may not alter the logos in any manner, including proportions, colors, elements, etc., or animate, morph or otherwise distort its perspective or two-dimensional appearance.

3. The logos may not be combined with any other symbols, including words, logos, icons, graphics, photos, slogans, numbers, or other design elements.

4.       Use only approved Sci logo artwork.

5 The logos must always be accompanied by the applicable trademark symbol ((TM)or(R)).

6        The logos must only appear in a horizontal position.

7 Sci shall notify to Gizmondo any other requirements specified by its Game Licensors.

                                    EXHIBIT D
                                    ---------

                   FINANCIAL REPORTING AND CONTACT INFORMATION
                   -------------------------------------------



         Gizmondo Information                         SCI Information
----------------------------------------- --------------------------------------
Name:                                     Name:
Gizmondo Ltd.                             Sci Games Limited
----------------------------------------- --------------------------------------
Street Address and/or post office box:    Street Address and/or post office box:
1 Meadow Gate Avenue, Farnborough         11 Ivory House, Plantation Wharf
Business Park
----------------------------------------- --------------------------------------
City and State / Province:                City and State / Province:
Farnborough ,Hants                        London

----------------------------------------- --------------------------------------
Country and Postal Code:                  Postal Code:
GU14 6FG, ENGLAND                         SW11 3TN

----------------------------------------- --------------------------------------
Accounting Contact Name and title:        Attention:

Balbinder Singh                           Callum Jay
Global Operations Manager                 Financial Controller

----------------------------------------- --------------------------------------
Phone Number:                             Phone Number:
(01)0252 557 100                          020 7350 5240

----------------------------------------- --------------------------------------
Fax Number:                               Fax Number:
(01) 0252 557 101                         020 7924 3419
----------------------------------------- --------------------------------------
E-Mail Address:                           E-Mail Address (if applicable):

bally@tigertelematics.com                 callumj@sci.co.uk

----------------------------------------- --------------------------------------
Additional Contact Name and title:        With a Copy of the Notice To:

Gizmondo Europe Ltd                       Rob Murphy
1 Meadow Gate Avenue                      Sci Games Limited
Farnborough Business                      11 Ivory House
Farnborough                               Plantation Wharf
Hants                                     London
GU14 6FG                                  SW11 3TN
Attention:
Steve.Carrol@tigertelematics.com;
Paul.Hilton@tigertelematics.com

----------------------------------------- --------------------------------------
Additional Contact Phone Number:          Additional Contact Phone Number:
(01)0252 557 100                          020 7350 5240

----------------------------------------- --------------------------------------
Additional Contact Fax Number:            Additional Contact Fax Number:
(01) 0252 557 101
                                          020 7924 3419
----------------------------------------- --------------------------------------
Additional Contact E-Mail Address:        Additional Contact E-Mail Address:
                                          robm@sci.co.uk
----------------------------------------- --------------------------------------
Accounts Payable Contact Name:

----------------------------------------- --------------------------------------

Gizmondo shall remit payment to the following account (or such other account(s) as Sci may specify in writing):

Barclays Bank
27 Soho Square
London
W1D 3QR

Account no. 20805319
Sort code. 20 - 78 - 98
IBAN: GB90BARC207898 20805319
SWIFT: BARCGB22

Remittance detail for wire transfers must also be sent either by fax or e-mail:

                                    EXHIBIT E
                                    ---------

                              GIZMONDO'S AFFILIATES
                              ---------------------

                                   SCHEDULE F
                                   ----------

                              GAME COMPLETION DATES
                              ---------------------


--------------------------------------- ----------------------------------------
GAME                                    DATE OF RELEASE OF GAME BY SCI
--------------------------------------- ----------------------------------------

--------------------------------------- ----------------------------------------
The  Great Escape                       Released
--------------------------------------- ----------------------------------------
Conflict 1                              Released
--------------------------------------- ----------------------------------------
Conflict 2                              Released
--------------------------------------- ----------------------------------------
Conflict 3                              Released
--------------------------------------- ----------------------------------------
Conflict 4                              November 2005
--------------------------------------- ----------------------------------------
Highlander                              TBC
--------------------------------------- ----------------------------------------
Richard Burns Rally                     Released
--------------------------------------- ----------------------------------------
Carmageddon TDR 2000                    Released
--------------------------------------- ----------------------------------------
Carmageddon TV                          October 2005
--------------------------------------- ----------------------------------------
Midway                                  June 2005
--------------------------------------- ----------------------------------------
Reservoir Dogs                          March 2006
--------------------------------------- ----------------------------------------
Roll Call                               October 2005
--------------------------------------- ----------------------------------------